Exhibit (d)(14)

                        SUB-INVESTMENT ADVISORY AGREEMENT

                             THE GLENMEDE FUND, INC.
                     (Small Capitalization Growth Portfolio)

                                                                    July 6, 2001


TCW Investment Management Company
865 S. Figueroa Street
Los Angeles, CA  90017

Ladies and Gentlemen:

         The Glenmede Fund, Inc., a Maryland Corporation (the "Company"), and Glenmede Advisers, Inc. (the "Adviser"), each confirms its agreement with TCW Investment Management Company (formerly, TCW Funds Management, Inc.) (the "Sub-Adviser"), as follows:

         WHEREAS, the Company and the Adviser (by Assumption and Guarantee Agreement with Glenmede Trust Company) previously has retained Sub-Adviser to act as a sub-investment adviser to the Portfolio pursuant to a Sub-Investment Advisory Agreement dated December 15, 1999;

         WHEREAS, Societe Generale Asset Management, S.A. is this day acquiring The TCW Group, Inc. which owns a controlling interest in Sub-Adviser (the "Transaction"); and

         Whereas, the Company and the Adviser desire to retain Sub-Adviser to act as a sub-investment adviser to the Portfolio following the Transaction and Sub-Adviser is willing to do so;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

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         1. Investment Description; Appointment

         The Company desires to employ its capital relating to its Small Capitalization Growth Portfolio (the "Portfolio") by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations specified in its Articles of Incorporation, as amended from time to time (the "Articles of Incorporation"), in the prospectus (the "Prospectus") and the statement of additional information (the "Statement") filed with the Securities and Exchange Commission as part of the Company's Registration Statement on Form N-1A, as amended from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Directors of the Company (the "Board"). Copies of the Prospectus, the Statement and the Articles of Incorporation have been or will be submitted to the Sub-Adviser. The Company agrees to provide copies of all amendments to the Prospectus, the Statement and the Articles of Incorporation to the Sub-Adviser on an on-going basis. The Company employs the Adviser as the investment adviser to the Portfolio, and the Company and the Adviser desire to employ and hereby appoint the Sub-Adviser to act as a sub-investment adviser to the Portfolio. The Sub-Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

         2. Services as Sub-Adviser

         The Company and the Adviser hereby appoint the Sub-Adviser to act as sub-investment adviser to the Portfolio for a portion of the assets of the Portfolio which the Adviser, as fiduciary for the Company, determines to assign to the Sub-Adviser (those assets being referred to as the "Portfolio Account") for the period and on such terms set forth in this Agreement. It is understood that the Portfolio Account may consist of all, a portion of or none of the assets of the Portfolio, and that the Adviser has the right to allocate and reallocate such assets to the Portfolio Account at any time, and from time to time, upon such notice to the Sub-Adviser as may be reasonably necessary, in the view of the Company, to ensure orderly management of the Portfolio Account or the Portfolio. In making investment decisions, Sub-Adviser will only take into account the assets it manages in the Portfolio Account and not other assets of the Portfolio managed by the Adviser or others. The Company and the Adviser employ the Sub-Adviser to manage the investment and reinvestment of the assets of the Portfolio Account, to continuously review, supervise and administer the investment program of the Portfolio Account, to determine in its discretion the securities to be purchased or sold and the portion of the Portfolio Account's assets to be held uninvested, to provide the Company and the Adviser with records concerning the Sub-Adviser's activities which the Company and the Sub-Adviser are required to maintain, and to render regular reports to the Company's officers and Board of Directors and the Adviser concerning the Sub-Adviser's discharge of the foregoing responsibilities. The Sub-Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Directors of the Company and the Adviser in compliance with the objectives, policies and limitations set forth in the Prospectus, Statement and applicable laws and regulations. The Sub-Adviser accepts such employment and agrees to render the
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services and to provide, at is own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

         3. Portfolio Transactions

         The Sub-Adviser is authorized to select the brokers that will execute the purchases and sales of securities for the Portfolio Account and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to policies established by the Board of Directors of the Company and the Adviser, the Sub-Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the Company and other accounts as to which the Sub-Adviser exercises investment discretion. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty by this Agreement or otherwise. The Sub-Adviser will promptly communicate to the officers and Directors of the Company and the Adviser such information relating to the Portfolio Account's transactions as they may reasonably request.

         4. Information Provided to the Company

         The Sub-Adviser will keep the Company and the Adviser informed of developments materially affecting the Portfolio Account, and will, on its own initiative, furnish the Company and the Adviser from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose.

         5. Compensation of the Sub-Adviser

         For the services provided and the expenses assumed pursuant to this Agreement, effective as of the date hereof, the Portfolio will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor, a fee computed daily and paid monthly (in arrears), at an annual rate of .60% of the average daily net assets held in the Portfolio Account.

         6. Expenses

         The Sub-Adviser will bear all expenses in connection with the performance of its services under this Agreement. The Portfolio will bear certain other expenses to be incurred in its operation, including but not limited to, investment advisory, sub-advisory and administration
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fees; fees for necessary professional and brokerage services; fees for any pricing service; the costs of regulatory compliance; custody and transfer agency fees; and costs associated with maintaining the Company's legal existence and shareholder relations.

         7. Standard of Care

         In the absence of (i) willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in performance of its obligations and duties hereunder, (ii) reckless disregard by the Sub-Adviser of its obligations and duties hereunder, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation or services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940 ("1940 Act")), the Sub-Adviser shall not be subject to any liability whatsoever to the Company, any shareholder of the Company or to the Adviser, for any error or judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Portfolio.

         8. Term of Agreement

         This Agreement shall become effective on the date of the consummation of the Transaction, provided that the shareholders of the Portfolio have previously approved the terms of this Agreement in accordance with the terms of the 1940 Act. Unless sooner terminated as provided herein, this Agreement shall continue until October 31, 2001 and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board or (ii) a vote of a "majority" (as that term is defined in the 1940 Act) of the Portfolio's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the board or by vote of holders of a majority of the Portfolio's shares, or upon 90 days' written notice, by the Sub-Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

         9. Services to Other Companies or Accounts

         The services of the Sub-Adviser to the Company and the Adviser are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others so long as its services to the Company and the Adviser are not impaired thereby. Subject to applicable law, nothing in this Agreement shall be deemed to confer upon the Sub-Adviser any obligation to
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acquire a position in any security which the Sub-Adviser, its principals, affiliates, agents or employees may acquire for its or their own account or for the account of any other client.

         10. Books and Records

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio Account are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, the records which it maintains for the Company are required to be maintained by Rule 31a-1 under the 1940 Act.

         11. Governing Law

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         12. Amendment of Agreement

         This Agreement may be amended by mutual consent, subject to applicable requirements of the 1940 Act.

         13. Severability

         If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.

                                             Very truly yours,


                                             THE GLENMEDE FUND, INC.


                                         By: /s/Mary Ann B.Wirts
                                             -------------------
                                             Mary Ann B. Wirts
                                             Title: President
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                                             GLENMEDE ADVISERS, INC.


                                         By: /s/ Bruce D. Simon
                                             ------------------
                                             Name:  Bruce D. Simon
                                             Title: Senior Vice President

Agreed to and Accepted by:


TCW INVESTMENT MANAGEMENT COMPANY


By       /s/Alvin R. Albe, Jr.
         ---------------------
         Name: Alvin R. Albe, Jr.
         Title: President